Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Technest Holdings, Inc. of our report dated May 12, 2011, relating to our audits of the consolidated financial statements of Accelpath, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
November 7, 2011